EXHIBIT 23.3



                            NATIONAL GOLF FOUNDATION
                                  [LETTERHEAD]



July 16, 1996



Mr. Thomas Hislop
Senior Vice President
Golden Bear International
11780 U.S. Highway One
North Palm Beach, Florida 33406

Dear Tom:

We hereby consent to all references to the National Golf Foundation included in this Registration Statement of Golden Bear Golf, Inc., on Form S-1, registration number 383-05581.


Yours truly,


/s/ RICHARD L. NORTON
- -------------------------
Richard L. Norton
Vice President

cc: Gary Crist, NGF Council